PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2028


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:             $25,000,000


CUSIP Number:                 59018Ybu4


Interest Rate:                7.30000%


Original Issue Date:          October 13, 2000


Stated Maturity Date:         October 13, 2010


Interest Payment Dates:       The 13th of each  month  commencing  November  13,
                              2000


Redemption at the Option
of the  Company:              The Notes  will be subject  to  redemption  at the
                              option of the Issuer, in whole, semi-annually on each April 13 and October 13 commencing October
                              13, 2001, at a redemption price equal to 100% of the principal amount of the Notes upon at least 30 days prior notice.


Form: The Notes are being issued in fully registered book-entry form.


Trustee:                      The Chase Manhattan Bank


Dated:                        September 29, 2000